                                                                    Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" included in Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of McLeodUSA Incorporated and to the incorporation by reference therein of our report dated February 26, 1999, with respect to the consolidated financial statements of Ovation Communications, Inc. as of December 31, 1998 and 1997 and for the period from March 27, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, included in the Registration Statement on Form S-4 (No. 333-71811) of McLeodUSA Incorporated filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP
                                                       -------------------------

Minneapolis, Minnesota
July 21, 1999